Exhibit 8.1

90 Park Avenue

New York, NY 10016

212-210-9400 | Fax: 212.210.9444

January 14, 2022

Ready Capital Corporation 1251 Avenue of the Americas, 50th Floor New York, NY 10020

Ladies and Gentlemen:

We have acted as counsel to Ready Capital Corporation, a Maryland corporation (the “Company”), in connection with the offering, issuance and sale by the Company of 7,000,000 shares (“Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), as well as up to 1,050,000 additional shares issuable pursuant to the exercise by the Underwriters (as defined below) of an option to purchase the additional shares of Common Stock, pursuant to a Registration Statement on Form S-3 (File No. 333-262104) (including the prospectus included therein, the “Registration Statement”) filed on January 11, 2022 and the related preliminary prospectus supplement dated January 11, 2022 and prospectus supplement dated January 11, 2022 (together with any amendments thereto, the “Prospectus Supplement,” and together with the Registration Statement, the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended.

You have requested our opinion regarding (i) the qualification of the Company as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) the statements in the Registration Statement under the caption “U.S. Federal Income Tax Considerations,” to the extent they describe applicable U.S. federal income tax law. Except as otherwise indicated, capitalized terms used in this opinion letter have the meanings given to them in the Registration Statement.

In connection with the opinions set forth in this letter, we have made such legal and factual inquiries as we have deemed necessary or appropriate, including examination of the Articles of Amendment and Restatement of the Company, the bylaws of the Company, the Registration Statement, and such other documents, records and instruments as we have deemed necessary in order to enable us to render the opinion referred to in this letter (the “Reviewed Documents”). In addition, we have been provided with, and we are relying upon, a certificate (the “Certificate of Representations”) containing certain factual representations and covenants of officers of the Company, the Operating Partnership, and the Manager, relating to, among other things, the actual and proposed operations of the Company (including the actual operations of the companies that have merged with or into the Company) and the entities in which it holds direct or indirect interests. For purposes of our opinion, however, we have not made an independent investigation of the facts, representations and covenants set forth in the Reviewed Documents and the Certificate of Representations. In particular, we note that the Company has engaged in transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware. We have assumed and relied on the representations that the information presented in the Reviewed Documents and the Certificate of Representations accurately and completely describes all material facts relevant to our opinion. We have assumed that all statements, representations and covenants set forth in the Reviewed Documents and the Certificate of Representations are true without regard to any qualification as to knowledge or belief. Where such representations and covenants involve terms defined in the Code or the Treasury regulations thereunder (the “Regulations”), published rulings of the Internal Revenue Service (the “Service”), or other relevant authority, we have reviewed with the individual making such representations or covenants the relevant provisions of the Code, the applicable Regulations, the published rulings of the Service, and other relevant authority. We are not, however, aware of any facts inconsistent with the representations contained in the Certificate of Representations or the facts in the Reviewed Documents. Our opinion is conditioned on the continuing accuracy and completeness of such statements, representations and covenants. Any material change or inaccuracy in the facts referred to, set forth, or assumed herein, in the Reviewed Documents or in the Certificate of Representations may affect our opinion set forth herein.

Alston & Bird LLP	www.alston.com

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In rendering the opinion set forth herein, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon, subject to, and limited by the assumptions and qualifications set forth herein and in the Registration Statement, we are of the opinion that:

(i)	Commencing with its taxable year ended on December 31, 2016, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its proposed method of operation as described in the Registration Statement and as set forth in the Certificate of Representations will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code; and

(ii)	The statements in the Registration Statement under the caption “U.S. Federal Income Tax Considerations,” to the extent they summarize or describe applicable U.S. federal income tax law or legal conclusions, are correct in all material respects.

The Company’s qualification as a REIT depends on the Company’s ongoing satisfaction of the various requirements under the Code and described in the Registration Statement under the caption “U.S. Federal Income Tax Considerations,” relating to, among other things, the nature of the Company’s gross income, the composition of the Company’s assets, the level of distributions to the Company’s shareholders, and the diversity of the Company’s ownership. Alston & Bird LLP will not review the Company’s compliance with these requirements on a continuing basis. No assurances can be given that the Company will satisfy these requirements. In addition, the opinion set forth above does not foreclose the possibility that the Company may have to pay a deficiency dividend, or an excise or penalty tax, which could be significant in amount, in order to maintain its REIT qualification.

An opinion of counsel merely represents counsel’s best judgment with respect to the probable outcome on the merits and is not binding on the Internal Revenue Service or the courts. There can be no assurance that positions contrary to our opinion will not be taken by the Internal Revenue Service or that a court considering the issues would not hold contrary to such opinion.

The opinions expressed herein are given as of the date hereof and are based upon the Code, the Treasury Regulations promulgated thereunder, current administrative positions of the Internal Revenue Service, and existing judicial decisions, any of which could be changed at any time, possibly on a retroactive basis. Any such changes could adversely affect the opinions rendered herein. In addition, as noted above, our opinion is based solely on the documents that we have examined and the representations that have been made to us, and cannot be relied upon if any of the facts contained in such documents or in such additional information is, or later becomes, inaccurate or if any of the representations made to us is, or later becomes, inaccurate. Finally, our opinion is limited to the U.S. federal income tax matters specifically covered herein, and we have not opined on any other tax consequences to the Company or any other person, and we express no opinion with respect to other federal laws, the laws of any other jurisdiction, the laws of any state or as to any matters of municipal law or the laws of any other local agencies within any state.

This opinion letter is provided to you for your use solely in connection with the offering of the Shares and may not be used, circulated, quoted or otherwise referred to or relied upon by any other person or for any other purpose without our express written consent or used in any other transaction or context. No opinion other than that expressly contained herein may be inferred or implied. This opinion letter is rendered as of the date hereof and we make no undertaking, and expressly disclaim any duty, to supplement or update this opinion letter, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such opinion.

We hereby consent to the filing of this opinion letter as Exhibit 8.1 to a Current Report on Form 8-K, which will be incorporated by reference into the Registration Statement, and to the reference to this firm under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not hereby admit that we are an “expert” within the meaning of the 1933 Act.

Very truly yours,

/s/ Alston & Bird LLP